UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 23, 2005

CEVA, INC.
(Exact name of registrant as specified in its charter)

State of Delaware	000-49842	77-0556376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2033 Gateway Place, Suite 150
San Jose, CA 95110
(Address of principal executive offices, including zip code)

(408) 514-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On September 23, 2005, the Audit Committee of Ceva, Inc., (the “Registrant”) approved the dismissal of Ernst & Young Chartered Accountants, Dublin, Ireland (the “Irish Auditors”), as the Registrant’s independent auditors, and approved the engagement of the Tel-Aviv office of Kost, Forer, Gabbay & Kasierer (the “Israeli Auditors”), as the Registrant’s independent auditors. Both the Irish Auditors and the Israeli Auditors are members of Ernst & Young Global.

The reports of the Irish Auditors on the financial statements for the fiscal years ended December 31, 2003 and December 31, 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the Irish Auditors’ audits for the fiscal years ended December 31, 2003 and December 31, 2004 and through the period ending September 23, 2005, there were no disagreements with the Irish Auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Irish Auditors, would have caused the Irish Auditors to make reference to the subject matter of such disagreements in connection with its reports. In addition no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, occurred during the Registrant’s fiscal years ended December 31, 2003 and December 31, 2004 and through the subsequent period ending September 23, 2005.

The Registrant has requested that the Irish Auditors furnish a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not the Irish Auditors agree with the statements noted above. Within ten (10) business days of the date hereof this Current Report on Form 8-K shall be amended to include as an exhibit a copy of the Irish Auditors’ letter to the SEC.

The Registrant had not consulted with the Israeli Auditors regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K during the two (2) fiscal years ended December 31, 2003 and December 31, 2004 or the subsequent interim period through September 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

Date: September 29, 2005	By:	/s/ Yaniv Arieli

Yaniv Arieli Chief Financial Officer